Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hesperos, Inc.

Orlando, Florida

We hereby consent to the use in this Registration Statement on Form S-1 of Hesperos, Inc. (the “Company”) of our report dated April 21, 2022, relating to the financial statements of the Company as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, which appears in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ MSL, P.A.

Orlando, Florida

May 16, 2022